EXHIBIT 99.1

FOR IMMEDIATE RELEASE                  Contact:   Anna White Lovely
                                                  Select Comfort Corporation
                                                  (763) 551-7460
                                                  anna.lovely@selectcomfort.com


                           SELECT COMFORT COMMENTS ON
                       2005 SECOND QUARTER BUSINESS TRENDS

MINNEAPOLIS - (June 14, 2005) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the Sleep Number(R) bed, today provided an update on its business trends for second quarter 2005. A digital replay of the update can be accessed after 3:00 p.m. Central Time on June 14 through 5:00 p.m. Central Time on June 24 by calling 888-286-8010 (International callers may dial 617-801-6888), or through the Investor Relations section of the company's website at www.selectcomfort.com. The passcode for the replay is 42129744. A transcript of the recording may also be accessed at www.selectcomfort.com.

ABOUT SELECT COMFORT

Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 367 retail stores located nationwide; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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(1) Top 25 Bedding Retailers, Furniture Today, May 23, 2005